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                                                               Exhibit 10(k)(ii)



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY ONLY BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED, OR OTHERWISE DISPOSED OF IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, OR OF ANY APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER.

Payee: David R. Burt                              Principal Amount: $60,000.00

NAHC, Inc.
10% Convertible Subordinated Note

1.       Principal; Payments.

         NAHC, Inc., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of David R. Burt ("Payee") the principal amount of $60,000.00, together with all accrued and unpaid interest thereon, on the earlier to occur of demand thereof by a person entitled to payment hereunder or May 1, 2006 (the "Due Date") unless before such date this Note shall have been prepaid, converted or repurchased as provided for below and in the Provisions (hereinafter defined), at the principal offices of the Company, 1018 West Ninth Avenue, King of Prussia, Pennsylvania 19406.

2.       Note Terms and Provisions.

         This Note (the "Note") is issued under and subject to the provisions of the Note Terms and Provisions dated as of September 27, 2000 (the "Provisions") and attached hereto as Annex A. The Provisions are incorporated by reference as if set forth herein. The Note is a general unsecured obligation of the Company.

3.       Interest.

         The Company promises to pay interest on the Stated Value (as defined in the Provisions) of this Note at the rate of 10% per annum (not on a compound basis). The accrued interest on this Note shall be due and payable quarterly, commencing September 30, 2002, and on each December 31, March 31, June 30, and September 30 thereafter (or, if any such date is a Legal Holiday as defined in the Provisions, then such accrued interest shall be payable on the next succeeding day which is not a Legal Holiday) (each, an "Interest Payment Date") until this Note is paid in full or has been converted or repurchased as provided for below and in the Provisions. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from its date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


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4.       Method of Payment.

         The Company will pay accrued and unpaid interest on this Note to the Payee on each Interest Payment Date. In addition, the outstanding principal amount together with all accrued and unpaid interest shall be paid on the Due Date. The Company will pay principal and interest on this Note in lawful money of the United States of America or by its check payable in such money. Unless other arrangements are made, the principal and interest payments will be paid by check mailed to the persons in whose name this Note is registered in the note register, at their respective registered addresses. The Paying Agent (as defined in the Provisions) may mail any interest or principal check to a registered holder's address.

5.       Prepayment.

         The principal of this Note may not be prepaid without the express written consent of the registered holder. All interest accrued on this Note shall be paid through the date of any such prepayment.

6.       Conversion.

         This Note shall be convertible into the Company's common stock, par value $0.01 per share, according to the terms set forth in Article 5 of the Provisions, or such other securities, cash or property as provided in Section 5.08 of the Provisions.

7.       Subordination.

         This Note is subordinated to the Senior Debt (as defined in the Provisions). To the extent provided in the Provisions, Senior Debt must be paid before this note may be paid. By accepting this Note, the registered holder agrees to such subordination and authorizes the Company to give effect to the same.

8.       Persons Deemed Owners.

         Payee or any subsequent holder may be treated as the owner of this Note for all purposes. The Company and Payee agree that Payee may transfer all or any portion of this Note to (A) his spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law, including adoptive relationships, or any other person sharing Payee's household (other than a tenant or employee) (collectively, "Immediate Family Members"), (B) a trust or trusts in which such Immediate Family Members have more than fifty percent of the beneficial interest, (C) a foundation in which such Immediate Family Members (or Payee) control the management of assets, or (D) any other entity in which such Immediate Family Members (or Payee) beneficially own more than fifty percent of the voting interests; provided, that there may be no consideration paid for any such transfer.



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9.       Unclaimed Money.

         If money for the payment of principal or interest on this Note remains unclaimed for two years, the Paying Agent, if any, will pay the money back to the Company at its request. After that, the holder entitled to the money must look to the Company for payment unless an applicable abandoned property law designates another person.

10.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company will not have any liability for any obligations of the Company under this Note or the Provisions, or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting this Note, Payee and any subsequent holder waive and release all such liability. The foregoing waiver and release are part of the consideration for the issue of this Note.

11.      Maximum Interest Rate.

         It is the intention of the holder hereof to conform strictly to applicable usury laws now or hereafter in force, and therefore all agreements between the holder and the Company are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof, acceleration of the maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the holder hereof, for the use, forbearance, or detention of the money to be advanced hereunder exceed the highest lawful rate permitted under the laws of the State of Delaware. Regardless of any provision contained herein, or in any other document or instrument executed in connection herewith, the holder shall never be entitled to receive, collect, or apply, as interest hereon, any amount in excess of the Highest Lawful Rate (as hereinafter defined) and in the event the holder ever receives, collects, or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall be refunded to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the holder and the Company shall, to the maximum extent permitted under applicable law,
         (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term hereof, provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the entire contemplated term of this Note, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the holder shall either apply or refund to the Company the amount of such excess as herein provided, and, in such event, the holder shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the Highest Lawful Rate.

         As used herein, the term "Highest Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken,



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         reserved, charged, or received on the indebtedness evidenced hereby under the laws of the State of Delaware applicable thereto which are presently in effect or, to the extent allowed by law, under such applicable laws of the State of Delaware which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

12.      Abbreviations.

         Customary abbreviations may be used in the name of a registered holder, such as : TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         In witness whereof, the Company has caused this Note to be signed in its name by its president or one of its vice presidents and to be attested by its secretary or one of its assistant secretaries, as of the 27th day of September, 2000

                                              NAHC, INC.


                                              By: _____________________________
                                              [NAME]
                                              [TITLE]




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                                     ANNEX A

                            NOTE TERMS AND PROVISIONS

         The Note Terms and Provisions (the "Provisions") of the 10% convertible subordinated note, dated as of September 27, 2000, issued by NAHC, Inc., a Delaware corporation, to the Holders (hereinafter defined) are as follows:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01 Definitions.

         "Affiliate" means a Person, firm, corporation, partnership, limited liability company or other entity controlling, controlled by, or under common control with another Person, firm, corporation, partnership, limited liability company or other entity.

         "Balance Sheet Equity" shall mean (i) the amount listed on the total shareholders' equity line of the balance sheet contained in the Company's most recent quarterly or year-end filing pursuant to Section 13 of the Exchange Act or any audited financial statement, minus (ii) $5,000,000.

         "Board of Directors" means the Board of Directors of the Company.

         "Common Stock" shall mean the common stock, par value $0.01, of the Company.

         "Company" means NAHC, Inc., a Delaware corporation, until a successor replaces it and thereafter means the successor.

         "Conversion Price" for any Note initially shall mean $0.04 and, subject to adjustment as set forth in Article 5 of these Provisions, shall range from $0.04 to $0.0025 as follows: (i) if the Balance Sheet Equity is less than $3.5 million and the Market Price is less than $0.036 per share, the Conversion Price shall be $0.04; (ii) if the Balance Sheet Equity is at least $3.5 million but less than $4.0 million or the Market Price is at least $0.036 but less than $0.040 per share, the Conversion Price shall be $0.035; (iii) if the Balance Sheet Equity is at least $4 million but less than $4.5 million or the Market Price is at least $0.040 but less than $0.046 per share, the Conversion Price shall be $0.03; (iv) if the Balance Sheet Equity is at least $4.5 million but less than $5.0 million or the Market Price is at least $0.046 but less than $0.050 per share, the Conversion Price shall be $0.02; (v) if the Balance Sheet Equity is at least $5 million but less than $5.5 million or the Market Price is at least $0.05 but less than $0.056 per share, the Conversion Price shall be $0.01; (vi) if the Balance Sheet Equity is at least $5.5 million but less than $6.0 million or the Market Price is at least $0.056 but less than $0.060 per share, the Conversion Price shall be $0.005; and (vii) if the Balance Sheet Equity is equal to or greater than $6 million or the Market Price is equal to or greater than $0.06 per share, in each case with respect to the Market Price, for any period of at least twenty consecutive trading days, the



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Conversion Price shall be $0.0025; provided; that if the foregoing results in the possibility of two alternative Conversion Prices, the lower of such alternatives shall be the Conversion Price. Anything herein to the contrary notwithstanding, but subject to the adjustment provisions of Article 5 hereof, at such time that the Conversion Price is reduced to $0.0025 (as such Conversion Price may be adjusted pursuant to Article 5 hereof) it shall be fixed and no longer subject to change, regardless of subsequent changes to the Balance Sheet Equity or the Market Price (a "Conversion Price Setting"). If the Conversion Price is adjusted pursuant to Article 5 then the Market Price per share set forth in this definition shall also be adjusted in proportion to the Conversion Price and rounded to the nearest $0.0001. For purposes of determining the Conversion Price, the Balance Sheet Equity shall be determined as of the close of business on the business day immediately preceding any date of determination of the Conversion Price.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default (hereinafter defined).

         "Due Date" shall mean the earlier to occur of demand for payment in full of all amounts due outstanding under a Note by a Holder of such Note, or May 1, 2006.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Holder" means the Person or Persons in whose name or names a Note is registered on the Registrar's books.

         "Majority in Interest" shall mean the Holder or the Holders of more than 50% of the Stated Value of the Note or Notes at the time in question.

         "Market Price" shall mean (a) in the case of Common Stock listed or admitted to trading on any securities exchange registered under the Exchange Act, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (b) in the case of Common Stock not listed or admitted for trading on any such securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the last price reported by a reputable quotation source designated by the Company, (c) in the case of Common Stock not then listed or admitted for trading on any such securities exchange and as to which no such reported sale or price bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (d) in the case of Common Stock not listed and for which there are no reported bid and asked prices, the price as determined in good faith by the Board of Directors.

         "Note" or "Notes" means any 10% convertible subordinated note or notes of the Company that are issued under these Provisions.



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         "Officer" means the Chairman of the Board, the President, any Vice
President, the Treasurer or the Secretary of the Company.

         "Person" shall mean any individual, Company, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Provisions" means these Note Terms and Provisions dated as of September 15, 2000, as amended or supplemented from time to time.

         "Repurchase Price" shall have the meaning set forth in Section 11.01 hereof.

         "Repurchase Right" shall have the meaning set forth in Section 11.01 hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stated Value" shall mean, at any time, the outstanding principal of any Note, plus all accrued and unpaid interest thereon; provided, that if the Company shall rightfully exercise its Repurchase Right pursuant to Section 11.01 hereof and then and thereafter no Default or Event of Default has occurred, the Stated Value shall be the Repurchase Price.

         "Subsidiary" shall mean any Person of which the Company owns, directly or indirectly, more than 50% of (i) the voting securities, other voting ownership or voting partnership interests, or (ii) if there are no such voting interests, the total equity interests.

         Section 1.02 Other Definitions.

                  Term                               Defined in Section
                  ----                               ------------------

         "Bankruptcy Law"                                     6.01
         "Custodian"                                          6.01
         "Event of Default"                                   6.01
         "Legal Holiday"                                     10.04
         "Paying Agent"                                       2.03
         "Registrar"                                          2.03
         "Senior Debt"                                        9.01

         Section 1.03 Rules of Construction. Unless the context otherwise requires:

(1)      a term has the meaning assigned to it:

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the




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         date in question; and the requirement that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period; and

(3) words in the singular include the plural, and in the plural include the singular.

                                   ARTICLE TWO

                                 THE SECURITIES

         Section 2.01 Form and Dating. Any Note may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of Note and any notation, legend or endorsement thereon. Each Note shall be dated the date of its authentication.

         Section 2.02. Execution. An Officer shall sign each Note for the Company by original or facsimile signature. The Company's seal may be reproduced on each Note.

         Section 2.03. Registrar and Paying Agent. The Company shall maintain an office where each Note may be presented for registration of transfer or for exchange ("Registrar") and an office where each Note may be presented for payment ("Paying Agent"). The Company shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars, one or more paying agents and one or more conversion agents.

         The Company will initially act as Registrar, Paying Agent and Conversion Agent.

         Section 2.04 Debt Security Holder Lists. The Company shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.

         Section 2.05 Transfer and Exchange. When a Note is presented to the Company with a request to register a transfer of such Note or any portion thereof, the Company shall register the transfer as requested if the requirements of Section 8-401(a) of the Delaware Uniform Commercial Code, as amended, are met. To permit transfers, the Company shall authenticate any Note at the Holder's request. The Company may charge the Holder requesting such transfer a reasonable fee for any transfer or exchange but not for any exchange pursuant to Section 8.03 hereof.

         Section 2.06 Replacement Notes. If a Holder claims that a Note has been lost, destroyed or wrongfully taken, the Company shall issue and authenticate a replacement Note if the requirements of Section 8-405 of the Delaware Business and Commerce Code, as amended, are met. An indemnity bond must be sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a Note is replaced. The Company may charge such Holder for its expenses in replacing a Note pursuant to this Section 2.06.



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         Section 2.07 Outstanding Notes. Notes outstanding at any time are all
Notes authenticated by the Company except for those cancelled by it and those described in this Section. A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

         If a Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the Paying Agent holds on the Due Date money sufficient to pay any Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

         Section 2.08 Cancellation. The Company and no one else shall cancel and destroy any Notes surrendered for transfer, payment, or cancellation.


                                  ARTICLE THREE

                                   PREPAYMENT

         Section 3.01 No Right of Prepayment. The principal amount of a Note may not be prepaid, in whole or in part, without the written consent of the Holder thereof. All interest accrued on such Note shall be paid through the date of any such prepayment.


                                  ARTICLE FOUR

                                    COVENANTS

         Section 4.01 Payment of Securities. The Company shall pay the principal of and interest on any Note on the date and in the manner provided in such Note unless paid earlier in accordance with Article Three.


                                  ARTICLE FIVE

                                   CONVERSION

         Section 5.01 Conversion Right. Holders shall have the right, exercisable at any time, to convert any Note or any portion thereof into a number of shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing the Stated Value of the Note held by such Holder by the Conversion Price then in effect.

         Section 5.02 Surrender of Notes. In order to exercise the conversion right, the Holder of a Note or any portion thereof to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at the office of the Paying Agent and shall give written notice to the Company in the form set forth on Exhibit A attached hereto that such Holder elects to convert such Note or a portion thereof. Such notice shall also state the name or names (with



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address) in which the certificate or certificates for the shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by funds in an amount sufficient to pay any transfer or similar tax required by the provisions of Section 5.05 below. Each Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such Note is registered, be duly endorsed by, or be accompanied by instruments of transfer (in each case, in form reasonably satisfactory to the Company), duly executed by the Holder or such Holder's duly authorized attorney-in-fact.

         Section 5.03. Issue of Common Stock Upon Conversion. As promptly as practicable after the surrender of a Note for conversion and the receipt of such notice and funds, if any, as aforesaid (but in no event more than 10 business days thereafter), the Company shall issue and shall deliver to such Holder, or on such Holder's written order, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Note in accordance with the provisions of this Article 5, and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 5.04 below. Each conversion with respect to any Note shall be deemed to have been effected immediately prior to the close of business on the date on which the Note shall have been surrendered and such notice shall have been received by the Company as aforesaid, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes to be the record holder or holders of such Common Stock upon that date. If any Note is only partially converted, then upon delivery of a certificate of Common Stock, the Company will also deliver a replacement Note for any unconverted principal amount.

         Section 5.04. No Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of a Note. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any Note, the Corporation shall pay a cash adjustment in respect to such fraction in an amount equal to the same fraction of the Market Price of the Common Stock at the close of business on the day of conversion.

         Section 5.05. Taxes. If a Holder converts a Note, the Company shall pay any and all documentary, stamp or similar issue or transfer tax payable in respect of the issue or delivery of such Note (or any other securities issued on account thereof pursuant hereto) or Common Stock upon the conversion; provided, however, the Company shall not be required to pay any such tax that may be payable because any such shares are issued in a name other than the name of the Holder.

         Section 5.06. Reservation of Shares. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the aggregate Stated Value of the Notes. The Company shall from time to time, in accordance with the Delaware General Corporation Law, increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of the aggregate Stated Value of the Notes at the time outstanding. If any shares of Common Stock required to be reserved for issuance upon conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before the shares may be issued



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upon conversion, the Company shall in good faith and as expeditiously as possible endeavor to cause the shares to be so registered or approved. All shares of Common Stock delivered upon conversion of Notes will, upon delivery, be duly authorized and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

         Section 5.07. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

         (a) In the event that the Company shall (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) split or subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock other than Common Stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had such Note been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 5.07(a) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in Section 5.11 below) and shall become effective immediately after the close of business on the effective date in the case of a subdivision, split, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (b) and (c) below.

         (b) In the event that the Company shall commit to issue or distribute Common Stock (excluding dividends or distributions described in subsection (a) above) or issue rights, warrants or options entitling the holder thereof to subscribe for or purchase Common Stock at a price per share less than the Market Price per share on the earliest of (i) the date the Company shall enter into a firm contract for such issuance or distribution, (ii) the record date for the determination of stockholders entitled to receive any such rights, warrants or options, if applicable, or (iii) the date of actual issuance or distribution of any such Common Stock or rights, warrants or options (provided that the issuance of Common Stock upon the exercise of warrants or options will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such warrant or option was issued), then the Conversion Price in effect immediately prior to such earliest date shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such earliest date by a fraction whose numerator shall be the number of shares of Common Stock outstanding on such date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price (such amount, with respect to any such rights, warrants or options, determined by multiplying the total number of shares subject thereto by the exercise price of such rights, warrants or options and dividing the product so obtained by the Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock to be issued or distributed or receivable upon exercise of any such warrant, right or option.



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

         Such adjustment shall be made successively whenever any such Common Stock, rights, warrants or options are issued or distributed at a price below the Market Price therefor as in effect on the date of issuance or distribution. In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase shares of Common Stock at less than such Market Price, and in determining the aggregate offering price of shares of Common Stock so issued or distributed, there shall be taken into account any consideration received by the Company for such Common Stock, rights, warrants or options, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors. If any right, warrant or option to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this subsection (b), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect had the adjustment of the Conversion Price made upon the issuance of such right, warrant or option been made on the basis of offering, subscription or purchase only of that number of shares of Common Stock actually purchased upon the actual exercise of such right, warrant or option.

         (c) In the event that the Company shall pay as a dividend or other distribution to holders of any class of its Common Stock generally or to holders of any class of capital stock of any subsidiary which is not wholly owned by the Company evidences of indebtedness or assets (including, without limitation, shares of capital stock, cash or other securities, but excluding dividends, rights, warrants, options and distributions for which adjustment is made as described in subsections (a) and (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Market Price on the record date mentioned below less the fair market value on such record date (as determined in good faith by the Board of Directors) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants attributable to one share of Common Stock (the amount so attributable equaling the aggregate fair market value of such indebtedness or assets, as so determined by the Board of Directors, divided by the number of shares of Common Stock outstanding on such record date), and the denominator shall be the Market Price. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, except as provided in
Section 5.11 below.

         (d) No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 5.07(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5.07(d) shall be made to the nearest 1/100th of a cent or nearest 1/1000th of a share.

         (e) Notwithstanding anything to the contrary set forth in this Section 5.07, no adjustment shall be made to the Conversion Price upon the issuance of shares of Common Stock pursuant to any compensation or incentive plan for officers, directors, employees or consultants of the Company which plan has been approved by the Compensation Committee of the Board of

Directors (or if there is no such committee then serving, by the majority vote of the Directors then serving who are not employees or officers of the Corporation, a 5% or greater stockholder of the Company or an officer, employee or Affiliate of any such 5% or greater stockholder) and, if required by law, the requisite vote of the stockholders of the Company (unless the exercise price thereof is changed after the date hereof other than solely by operation of the anti-dilution provisions thereof or by the Compensation Committee of the Board of Directors or, if applicable, the Board of Directors and, if required by law, the stockholders of the Corporation as provided herein).

         (f) In the event that, at any time as a result of an adjustment made pursuant to Sections 5.07(a) through 5.07(c) above, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 5.07(a) through 5.07(e) above, and the other provisions of this Section 5.07(g) with respect to the Common Stock shall apply on like terms to any such other shares.

         Section 5.08. Merger; Consolidation; Transfer of Assets. In case of any reclassification of the Common Stock (other than in a transaction to which Section 5.07(a) applies), any consolidation of the Company with, or merger of the Corporation into, any other entity, any merger of another entity into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange, pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby the Holder of a Note then outstanding shall have the right thereafter, during the period such Note shall be convertible, to convert such Note only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of the Company into which such Note might have been converted immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange. As a condition to any such transaction, the Company, the Person formed by the consolidation or resulting from the merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. The certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of the certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. The provisions of this Section 5.08 shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         Section 5.09. Notice to Holders If:

         (a) the Company shall take any action which would require an adjustment in the Conversion Price pursuant to Section 5.07; or

         (b) the Company shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

         (c) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

         (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, the Company shall cause to be filed with the Paying Agent and shall cause to be mailed to the Holders at their addresses as shown on the books of the Paying Agent, as promptly as possible, but at least 30 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 5.09.

         Section 5.10. Filing of Certificate with Paying Agent. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Paying Agent a certificate of an officer of the Company setting forth the Conversion Price after the adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The Company shall promptly cause a notice of the adjusted Conversion Price to be mailed to each Holder of a Note.

         Section 5.11. Deferral of Share Issuance. In any case in which Section
5.07 provides that an adjustment shall become effective immediately after a record date of an event and the date fixed for such adjustment pursuant to
Section 5.07 occurs after such record date but before the occurrence of such event, the Company may defer until the actual occurrence of such event (i) issuing to the Holder of any Note converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 5.04.

         Section 5.12. Other Actions by Company. In case the Company shall take any action affecting the Common Stock, other than actions described in this
Article 5, which in the opinion of the Board of Directors would materially adversely affect the conversion right of the Holders, the Conversion Price may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no such event shall the Board of Directors be required to take any such action.

         Section 5.13 Listing of Shares. The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of any Note, prior to delivery, upon each national securities exchange, the Nasdaq National Market or any similar system of automated dissemination of securities prices, if any, upon which the Common Stock is listed at the time of delivery.


                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

         Section 6.01 Events of Default. An "Event of Default" occurs if:

         (1) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the default continues for a period of 10 days;

         (2) the Company defaults in the payment of the principal of any Note when the same becomes due and payable;

         (3) the Company fails to comply with any of its other agreements related to any Note or these Provisions and the default continues for a period of 30 days following notice to the Company of such default;

         (4) the liquidation of the Company other than pursuant to subsection (6) hereof below;

         (5) the Company pursuant to or within the meaning of any Bankruptcy Law (hereinafter defined);

                  (A)      files a voluntary petition for an order for relief,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian (hereinafter defined) of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its creditors; or

         (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company in an involuntary case,

                  (B) appoints a Custodian of the Company or for all or substantially all of its property, or

                  (C)      orders the liquidation of the Company,

                  and the order or decree remains unstayed and in effect for 90 days.

         The term "Bankruptcy Law" means the Bankruptcy Code of the United States, as amended, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         Section 6.02 Acceleration. If an Event of Default (other than an Event of Default under clauses (1) or (2) of Section 6.01) occurs and is continuing, the Conversion Price shall automatically become $0.0025 (or such lower amount as adjusted pursuant to Article Five hereof), and the holders of a Majority in Interest by notice to the Company may declare the principal of and accrued and unpaid interest on all Notes to be due and payable immediately. Upon such a declaration such principal and interest shall be due and payable immediately. The Holders of a Majority in Interest by notice to the Company may rescind an acceleration of payment if the rescission would not conflict with any judgment or decree.

         Section 6.03 Other Remedies. Subject to the other provisions of this Article Six, if an Event of Default occurs and is continuing, the Holders may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or these Provisions.

         A delay or omission by any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 6.04 Waiver of Existing Event of Default. Subject to Section 8.02, the Holders of a Majority in Interest by notice to the Company may waive an existing Event of Default and its consequences. When an Event of Default is waived, it is cured and ceases.

         Section 6.05 Control by Majority. The Holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the Holders.

         Section 6.06 Limitation on Suits. A Holder may not pursue any remedy with respect to these Provisions or the Notes unless the Holder gives the Company written notice of a continuing Event of Default.

         A Holder may not use these Provisions to prejudice the rights of another Holder or to obtain a preference or priority over any other Holder.

         Section 6.07 Rights of Holders to Receive Payment. Subject to the procedures specified in this Article 6, the right of any Holder to receive payment of principal and interest on any Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder, and the right of any Holder to bring suit for the enforcement of his right to convert the Note shall not be impaired or affected without the consent of the Holder.

         Section 6.08 Priorities. If the Holders collect any money pursuant to this Article, they shall pay out the money in the following order:

         First: to all Holders to the extent required by Article 9;

         Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         Third: to the Company.

         Section 6.09 Undertaking for Costs. In any suit for the enforcement of any right or remedy under these provisions or in any suit against the Company for any action taken or omitted by it, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by Holders of a Majority in Interest.


                                  ARTICLE SEVEN

                             DISCHARGE OF PROVISIONS

         Section 7.01 Termination of Company's Obligations. All obligations of the Company under any Note and these Provisions will be discharged when all the principal of and the interest on all of the Notes have been paid or the Notes have been converted as provided in Article 5.

                                  ARTICLE EIGHT

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         Section 8.01. With Consent of Holders. The Company may amend or supplement these Provisions or any Note without notice to any Holder but with the written consent of the Holders of a Majority in Interest. The Holders of a Majority in Interest may waive compliance by the Company with any provision of these Provisions or any Note without notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

         (1) reduce the outstanding principal amount or Stated Value of Notes whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the rate of or extend the time for payment of interest on any Note;

         (3) reduce the principal of or extend the fixed maturity of any Note; or

         (4) waive a default in the payment of the principal of or interest on any Note.

         Section 8.02 Revocation and Effect of Consents. A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent holder of any instrument that evidences the same debt or portion thereof as the consenting Holder's Note, even if notation of the consent is not made on such instrument. However, any such Holder or subsequent Holder may revoke the consent as to his Note if the Company receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (4) of Section 8.01. In that case the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent holder of any instrument that evidences the same debt or portion thereof as the consenting Holder's Notes.

         Section 8.03 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder to deliver the Note to the Company. The Company may place an appropriate notation on such Note about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for such Note shall issue and authenticate a new Note that reflects the changed terms.

         Section 8.04 Company to Sign Amendments. The Company may not sign an amendment or supplement to the terms of these Provisions or any Note until the Board of Directors approves it.

         Section 8.05 Bank Consent Required. Notwithstanding any other provision, the Company may not amend or supplement Article 9 without the written consent of the holder(s) of at least two-thirds of the principal amount of Senior Debt.

                                  ARTICLE NINE

                                  SUBORDINATION

         Section 9.01 Notes Subordinated to Senior Debt. The Company agrees, and each Holder by his acceptance of a Note likewise agrees, that the payment of the principal of and interest on any Note is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt.

         "Senior Debt" means (i) all indebtedness for money borrowed by the Company and all amounts payable (including fees, expenses, indemnification and penalties) under any documents or instruments evidencing or facilitating such indebtedness, whether outstanding on the date of any Note or thereafter created or incurred; and (ii) all renewals, extensions or refundings of any such obligation or indebtedness described in clause (i). The term Senior Debt does not include (i) any indebtedness for money borrowed by the Company if by the terms of the instrument creating such debt it is not superior in right of payment to any Note; or (ii) any account payable, purchase money indebtedness (indebtedness issued or assumed by the Company as all or part of the consideration for the acquisition of property), or other indebtedness (other than indebtedness for borrowed money described above) created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services.

         This Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

         Section 9.02 Company Not to Make Payments with Respect to Notes in Certain Circumstances.

         (a) Upon the maturity of any Senior Debt by lapses of time, acceleration or otherwise, all amounts due thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment is made on account of the principal or interest on any Note or to acquire any Note.

         (b) Upon the happening of an event of default with respect to any Senior Debt (as such event of default is defined therein or in the instrument under which it is outstanding) permitting the holders to accelerate the maturity thereof followed by any written notice of such event of default required by the documents evidencing such Senior Debt being given to the Company by the holders of such Senior Debt or their representative, no payment shall be made by the Company with respect to the principal or interest on any Note or to acquire any Note unless and until such event of default shall have been cured or waived or shall have ceased to exist.

         Section 9.03 Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets or securities of the

Company (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or readjustment which does not alter the rights of holders of Senior Debt) upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (a) the holders of all Senior Debt shall first be entitled to receive payment in full of all amounts due thereon before the Holders are entitled to receive any payment on account of the principal of and/or interest on any Note.

         (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or readjustment which does not alter the rights of holders of Senior Debt), to which the Holders would be entitled on account of principal or interest on the Notes except for the provisions of this Article 9, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Debt or their representative, or to the trustee under any indenture or other agreement (if any) under which Senior Debt may have been issued, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt; and

         (c) in the event that notwithstanding the foregoing provisions of this
Section 9.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock or subordinated indebtedness provided by the plan of reorganization or readjustment which does not alter the rights of holders of Senior Debt), shall be received by the Holders on account of principal or interest on any Note before all Senior Debt is paid in full, such payment (subject to the applicable provisions of Section 9.06) shall be received and held in trust for and shall be paid over to the holders of the Senior Debt remaining unpaid or unprovided for or their representative, or to the trustee under any indenture or other agreement (if any) under which Senior Debt may have been issued, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

         The Company shall give prompt written notice to the holders of Senior Debt of any dissolution, winding up, liquidation or reorganization of the Company.

         Section 9.04 Holders of Notes to be Subrogated to Right of Holders of Senior Debt. In the event the Holders receive payments or distributions and are required to turn over such payments or distributions to the holders of the Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full; provided, however, that in no event shall this provision affect the right of the holders of Senior Debt.

         Section 9.05 Obligation of the Company Unconditional. Nothing contained in this Article 9 or elsewhere in these Provisions or in any Note is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under these Provisions, subject to the rights, if any, under this Article 9 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this
Article 9, the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9.

         Article 9.06 Holders Entitled to Assume Payments Not Prohibited in Absence of Notice. Subject to the rights of the holders of Senior Debt to enforce subordination under this Article 9, the Holders shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment by the Company, unless and until the Holders shall have received written notice thereof from the Company or from one or more holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Holders shall be entitled to assume conclusively that no such facts exist.

         Article 9.07 Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any good faith act or failure to act on the part of any such holder, or by any noncompliance by the Company with the terms of these Provisions, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

         Article 9.08 Article 9 Not to Prevent Events of Default. The failure to make a payment on account of principal or interest by reason of any provision in this Article 9 shall not be construed as preventing the occurrence of an Event of Default under Section 6.01


                                   ARTICLE TEN

                                  MISCELLANEOUS

         Section 10.01 Notices. Any notice or communication by any Holder to the Company shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

                  NAHC, Inc.
                  1018 West Ninth Avenue
                  King of Prussia, Pennsylvania  19406

         The Company by notice to the Holders may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to him by certified or registered mail, return receipt requested, at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provide above, it shall be deemed to have been given on the third business day following its mailing, whether or not the addressee receives it.

         Section 10.02 Communications by Holders with Other Holders. Any Holder may communicate with other Holders with respect to their rights under these Provisions or any Note and the Company shall provide a list of the Holders to any Holder who so requests in writing.

         Section 10.03 When Treasury Securities Disregarded. In determining whether the Holders of the required amount of Stated Value have concurred in any direction, waiver or consent, any Note owned by the Company or a Subsidiary shall be disregarded.

         Section 10.04 Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which national banking institutions in the Commonwealth of Pennsylvania are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         Section 10.05 Governing Law. The laws of the State of Delaware shall govern these Provisions and the Notes.

         Section 10.06 Beneficiaries; No Adverse Interpretation of Other Agreements. These Provisions are not intended to be for the benefit of, or to give any rights to enforce these Provisions or otherwise to, any person or entity other than the Company, the Holders, and the holders of Senior Debt. These Provisions may not be used to interpret any indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret these Provisions.

         Section 10.07 Successors. All agreements of the Company in these Provisions and any Note shall bind the Company's successors. All agreements of the Holders in these Provisions shall bind their successors and personal representatives.

                                 ARTICLE ELEVEN

                                REPURCHASE RIGHT

         Section 11.01 Company Right of Repurchase. Any provision in these Provisions to the contrary notwithstanding, in the event that the employment of David R. Burt (the "Executive") with the Company is terminated before September 30, 2002 pursuant to Sections 6.3 or 6.5 of that certain Amended and Restated Employment Agreement, dated of even date herewith, by and between the Company and the Executive (the "Employment Agreement"), then the Company shall have the right (the "Repurchase Right"), subject to Section 11.02 below, to repurchase any Note at a price (the "Repurchase Price") equal to the sum of (i) the product of (a) the amount determined by dividing the outstanding principal amount of such Note by twenty four (24), multiplied by (b) the number of full calendar months that the Executive was employed by the Company following the date of the Employment Agreement and prior to the date of termination (the "Elapsed Months"), plus (ii) ten percent (10%) of the amount determined in clause (i) multiplied by a fraction, the numerator of which is the Elapsed Months and the denominator of which is twelve (12); provided, that the provisions of this
Section 11.01 shall not apply in the event that a Conversion Price Setting has occurred prior to the date of such termination of the Executive. The Company may exercise its Repurchase Right with respect to any Note by delivering written notice as set forth in Section 10.01 of these Provisions to the Holder of such Note within ten (10) days after the date of such termination of the Executive (the "Repurchase Notice"). Closing on the repurchase of any Note pursuant to this Section 11.01 shall occur no later than five (5) business days following receipt by the Holder of the Repurchase Notice. Upon payment of the Repurchase Price, the Note being repurchased shall be delivered to the Company by the Holder.

         Section 11.02 Conversion, Demand and Default. After receipt by a Holder of a Repurchase Notice as set forth in Section 11.01, but prior to closing on the repurchase of the applicable Note, the Holder thereof shall have the right to convert the Note for shares of Common Stock pursuant to the terms of Article 5 hereof. After receipt by a Holder of a Repurchase Notice as set forth in
Section 11.01, the Holder agrees not to demand payment of the applicable Note unless a Default or an Event of Default occurs after such Receipt of the Repurchase Notice. The Company may not exercise its Repurchase Right if a Default or an Event of Default has occurred and is continuing. The Company may not exercise its Repurchase Right after a Change in Control (as defined in the Employment Agreement).

                                    EXHIBIT A

                              NOTICE OF CONVERSION

       (To be executed in order to Convert all or any portion of the Note)

The undersigned hereby irrevocably elects to convert [ALL] [___%] of the Stated Value of the Note issued by NAHC, Inc. (the "Company") to the undersigned into shares of common stock, par value U.S. $.01 per share ("Common Stock"), of the Company according to the conditions of the Note, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. The Note is attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Note.

                                    Date of Conversion:

                                    Applicable Conversion Price:

                                    Percentage of Stated Value to be converted:

                                    Number of shares of Common Stock to be
                                    Issued:

                                    Signature:
                                    Name:

                                    Address:




                                      A-1